                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                                              PACCAR INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 29, 1997, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for these purposes:

    1.  To elect three directors to serve three-year terms ending in 2000.

    2. To amend the Certificate of Incorporation to increase the authorized common shares from 100,000,000 to 200,000,000 and to decrease their par value from $12 to $1 per share.

    3. To approve amendments to the PACCAR Inc 1991 Long Term Incentive Plan ("LTI Plan") to allow the Company to preserve the tax deduction for performance based compensation payments, to increase the number of common shares authorized for awards from 1,199,182 to 3,000,000, and to make other changes.

    4. To approve the PACCAR Inc Senior Executive Incentive Plan ("SEI Plan") to allow the Company to preserve the tax deduction for the annual bonus paid to certain executives.

    5.  To transact such other business as may properly come before the meeting.

    Pursuant to Section 3 of Article VI of the Bylaws, stockholders entitled to notice of and to vote at this meeting are those of record as of the close of business on March 5, 1997.

    IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly in the enclosed postpaid envelope.

    DIRECTIONS TO THE MEYDENBAUER CENTER CAN BE FOUND ON THE BACK COVER OF THE ATTACHED PROXY STATEMENT.

                                          By order of the Board of Directors

                                          /s/ J. M. D'Amato

                                          SECRETARY

Bellevue, Washington
March 20, 1997

                                  ------------

                                PROXY STATEMENT

                                  ------------

    The Board of Directors of PACCAR Inc (the "Company") solicits the accompanying proxy for use at the Annual Meeting of Stockholders of the Company to be held April 29, 1997, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked by later dated proxy or by notice to the Secretary of the Company at any time before it is voted.

    The executive offices of the Company are located in the PACCAR Building, 777 -106th Avenue N.E., Bellevue, Washington 98004. This proxy statement and proxy card were first sent to stockholders about March 20, 1997.

    Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company which may be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                 VOTING RIGHTS


    Stockholders eligible to vote at the meeting are those of record at the close of business on March 5, 1997. Each outstanding share of common stock, par value $12 per share, is entitled to one vote on all matters to be presented at the meeting. As of the close of business on March 5, 1997, the Company had outstanding 38,884,797 shares of common stock.


                                STOCK OWNERSHIP

CERTAIN OWNERS

    The following persons are known to the Company to be the beneficial owner of more than five percent of the Company's common stock at December 31, 1996:

                                                                    SHARES
                       NAME AND ADDRESS                          BENEFICIALLY     PERCENT
                       BENEFICIAL OWNER                            OWNED(a)       OF CLASS
--------------------------------------------------------------  ---------------   --------
BankAmerica Corporation                                         3,678,366(b)        9.5
  555 California Street
  San Francisco, California 94104
Charles M. Pigott                                               2,305,343(c)(d)     5.9
  P.O. Box 1518
  Bellevue, Washington 98009

DIRECTORS AND EXECUTIVE OFFICERS

    The following tabulation sets forth the shares of common stock beneficially owned by each director and Named Officer (as defined below) and by all directors and executive officers as a group at December 31, 1996:

                                                                    SHARES
                                                                 BENEFICIALLY     PERCENT
                             NAME                                  OWNED(a)       OF CLASS
--------------------------------------------------------------  ---------------   --------
John M. Fluke, Jr.............................................      1,699           *
Carl H. Hahn..................................................        835           *
Harold J. Haynes..............................................      4,150           *
David J. Hovind...............................................     27,620(d)(f)     *
Charles M. Pigott.............................................  2,305,343(c)(d)     5.9
James C. Pigott...............................................  1,883,471(d)(e)     4.8
Mark C. Pigott................................................    373,686(d)(g)     *
John W. Pitts.................................................      2,490(d)        *
Thomas E. Plimpton............................................      4,552(f)        *
Michael A. Tembreull..........................................     16,222(f)        *
James H. Wiborg...............................................     15,678(h)        *
Total of all directors and executive officers as a group (15
  individuals)................................................  3,827,148(i)        9.8

------------

*   does not exceed one percent.

(a) Amounts shown are rounded to whole share amounts.


(b) Of the 3,678,366 shares, BankAmerica Corporation and/or its subsidiaries have sole voting power as to 3,340,183 shares, sole dispositive power as to 3,257,765 shares, shared voting power as to 900 shares and shared dispositive power as to 226,022 shares.


(c) Includes 15,126 shares allocated in the Company's Savings Investment Plan for which he has sole voting power and as of January 1, 1997 dispositive power, 69,704 stock units accrued for a deferred contingent cash award under the LTI Plan and options to purchase 23,769 shares. Also includes 699,167 shares held by a charitable trust of which he is co-trustee and shares voting and dispositive power, and 134,228 shares held by a corporation over which he has sole voting power and sole dispositive power over 114,480 of such shares.

(d) Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(e) Includes the same 699,167 shares referenced in note (c) held by a charitable trust of which he is a co-trustee and shares voting and dispositive power.

(f) Includes shares allocated in the Company's Savings Investment Plan for which the participant has sole voting power over all shares and dispositive power as follows: D. J. Hovind (7,530 total/3,508 dispositive), T. E. Plimpton (2,215 total/425 dispositive), and M. A. Tembreull (5,071 total/2,000 dispositive). Includes stock units accrued for deferred contingent cash awards under the LTI Plan as follows: D. J. Hovind (2,691), T. E. Plimpton
    (139), and M. A. Tembreull (3,360). Also includes options to purchase shares as follows: D. J. Hovind (7,437), T. E. Plimpton (2,198), and M. A. Tembreull (6,290).


(g) Includes 3,417 shares allocated in the Company's Savings Investment Plan for which he has sole voting power and dispositive power over 990 shares, and the same 134,228 shares owned by the corporation referenced in note (c) over which he has no voting or dispositive power. Also includes options to purchase 4,385 shares.

(h) Includes 5,200 shares held in trust for which he is a trustee and shares voting and dispositive power, but not 1,190 shares owned by a university on whose investment subcommittee of the board of trustees he sits.


(i) Reflects elimination of duplicate reporting of 699,167 shares referenced in notes (c) and (e) and 134,228 shares referenced in notes (c) and (g).


ITEM 1.  ELECTION OF DIRECTORS

    Three directors, constituting Class II Directors, are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class II Directors for a term expiring at the Annual Meeting of Stockholders in 2000. All of the nominees are currently serving as directors of the Company.


    Under Delaware law, directors are elected by a plurality of the votes cast for the election of directors. Shares that are not voted affirmatively for the election of directors (whether because authority to vote is withheld, the stockholder does not return a proxy, the broker holding the shares does not vote or otherwise) will not count in determining the total number of votes for each nominee. Unless otherwise instructed, signed proxies which are returned will be voted for the three nominees for Class II Directors.


    If any of the nominees is unable to act as a director because of an unexpected occurrence, the holders of the proxies, in their discretion, may vote the proxies for another person. In the alternative, the Board of Directors may make an appropriate reduction in the number of directors to be elected. The Class I and Class III Directors named below have terms which expire in 1999 and 1998, respectively.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING IN 2000 (CLASS II DIRECTORS):

    HAROLD J. HAYNES, age 71, has been senior counselor for Bechtel Group, Inc., an international engineering and construction company, since 1981. He was chairman, chief executive officer and a director of Standard Oil Company of California (now Chevron Corporation), an integrated petroleum company, from 1974 until his retirement in 1981. Mr. Haynes has served as a director of the Company since 1981. He is also a director of The Boeing Company.

    JAMES C. PIGOTT, age 60, has been president of Pigott Enterprises, Inc., private investments, since 1983 and president and/or chairman and chief executive officer of Management Reports & Services, Inc., a provider of business services, since February 1986. He was president, chief executive officer and a director of Stetson-Ross, Inc., a woodworking machinery manufacturer, from 1976 to 1983. He has served as a director of the Company since 1972. He is also a director of Americold Corporation. Mr. Pigott is the brother of Charles M. Pigott and the uncle of Mark C. Pigott, both directors of the Company.

    MARK C. PIGOTT, age 43, became Chairman and Chief Executive Officer of the Company on January 1, 1997. He served as a Vice Chairman of the Company since January 1995, Executive Vice President since December 1993, Senior Vice President since January 1990 and was previously Vice President. Mr. Pigott has served as a director of the Company since July 1994. Mr. Pigott is the son of Charles M. Pigott and nephew of James C. Pigott, both directors of the Company.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1999 (CLASS I DIRECTORS):

    JOHN M. FLUKE, JR., age 54, is chairman of Fluke Capital Management, L.P., private investments. He was chairman of Fluke Corporation (formerly John Fluke Mfg. Co., Inc.), a manufacturer of electronic test and measurement equipment, from 1984 to 1990. He was chief executive officer of that company from 1983 to 1987 and has been a director since 1976. He has served as a director of the Company since 1984.

    DAVID J. HOVIND, age 56, became President and a director of the Company in January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987, and Vice President from September 1985 to December 1985.

    MICHAEL A. TEMBREULL, age 50, became a Vice Chairman of the Company in January 1995. He served as Executive Vice President from January 1992 to January 1995, Senior Vice President from September 1990 to January 1992, and was previously general manager of the Company's Peterbilt Motors Company division. Mr. Tembreull became a director of the Company in July 1994.

    JAMES H. WIBORG, age 72, was chairman of Univar Corporation, a distributor of chemicals, from September 1986 until his retirement in August 1996. He was also chairman and chief strategist of VWR Scientific Products Corporation from March 1986 to his retirement in August 1996. He was chairman and chief executive officer of Univar from 1983 to 1986 and he was president and chief executive officer from 1966 to 1983. He has served as a director of the Company since 1975. He is also a director of PrimeSource Corporation. (He is retiring from the Board of Directors of the Company effective April 28, 1997.)

    GERALD GRINSTEIN, 64, served as chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was chairman and chief executive officer of Burlington Northern Inc. from 1990 to 1995. Before joining Burlington Northern in 1987 he was chairman of Western Airlines from 1983 to 1987 and a partner in the law firm of Preston, Thorgrimson, Ellis and Holman from 1969 to 1983. He is a director of Delta Air Lines, Inc., Browning-Ferris Industries, Inc., Sunstrand Corp. and Imperial Holly Corp. (Elected by the Board to serve for the remainder of J.H. Wiborg's term as a Class I director).


DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1998 (CLASS III
  DIRECTORS):



    CARL H. HAHN, age 70, served as chairman of the board of management of Volkswagen AG from 1982 until his retirement at the end of 1992. He is a director of Perot Systems Corp. and TRW Inc. He also serves as a member of the supervisory boards of a number of major European companies, including Volkswagen AG, Thyssen AG, and Gerling.


    CHARLES M. PIGOTT, age 67, became Chairman Emeritus upon his retirement from the Company on January 1, 1997. He was elected President of the Company in 1965, Chief Executive Officer in 1968, and served as Chairman from 1986 to 1996 and has served as director since 1961. He is also a director of The Boeing Company, Chevron Corporation, and Seattle Times Company. Mr. Pigott is the brother of James C. Pigott, and the father of Mark C. Pigott, both directors of the Company.

    JOHN W. PITTS, age 70, was president, chief executive officer and a director of MacDonald, Dettwiler and Associates Ltd., a systems engineering company, from 1982 until his retirement in 1995. He was chairman, president, chief executive officer and a director of Okanagan Helicopters Ltd., a helicopter charterer, from 1970 to 1982. He has served as a director of the Company since 1964. He is also a director of BC Sugar Refinery Limited, BC TELECOM Inc., and Radarsat International, Inc.

    The Board recommends a vote FOR the election of H. J. Haynes, J. C. Pigott, and M. C. Pigott as directors.

                             STOCKHOLDER PROPOSALS

    A stockholder proposal must be received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by November 20, 1997 to be considered for inclusion in the proxy materials for the Company's 1998 Annual Meeting.

                         BOARD COMMITTEES AND MEETINGS

    AUDIT COMMITTEE--The Board of Directors has a standing Audit Committee. Members of the Audit Committee are J. M. Fluke, Jr., J. C. Pigott, and J. W. Pitts. The functions of the Audit Committee include review of the independent accountant's report, modification of audit procedures as may be appropriate, and performance of such other responsibilities as the Board of Directors may prescribe. The Committee met once in 1996.

    COMPENSATION COMMITTEE--The Board of Directors has a standing Compensation Committee. Members of the Compensation Committee are H. J. Haynes, J. W. Pitts, and J. H. Wiborg. The functions of the Compensation Committee include reviewing and approving compensation of certain executives. The Committee also administers the Company's LTI Plan and the Deferred Compensation Plan. The Committee met three times in 1996.

    EXECUTIVE COMMITTEE--The Board of Directors has a standing Executive Committee. Members of the Executive Committee are C. M. Pigott, J. W. Pitts, and
J. H. Wiborg. The function of the committee is to act on routine Board matters when the Board is not in session. The Committee did not meet in 1996.

    The Company does not have a Nominating Committee.

    The Board of Directors met four times during 1996, and each member attended at least 75% of the aggregate of meetings of the Board of Directors and the committees of the Board on which he served.

             COMPENSATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

    The information in the following table relates to the annual and long term compensation for service in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were, during 1996 and at December 31, 1996, (a) the Chief Executive Officer and (b) the other four most highly compensated executives of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                                 ALL OTHER
                                                  ANNUAL COMPENSATION              LONG-TERM COMPENSATION     COMPENSATION(a)
                                         --------------------------------------  --------------------------  -----------------
                                                                                    AWARDS        PAYOUTS
                                                                                 -------------  -----------
                                                                                  SECURITIES
                                                                     OTHER        UNDERLYING     LONG-TERM
                                                                     ANNUAL      OPTIONS/SARS    INCENTIVE
NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS      COMPENSATION     (SHARES)     PAYOUTS(b)
----------------------------  ---------  ---------  -----------  --------------  -------------  -----------
C. M. Pigott................       1996  $1,100,000 $        (c)           (d)        56,156     $ 506,250       $   7,500
  Chairman and Chief               1995    980,000    667,388              (d)        53,637       434,813           7,500
  Executive Officer                1994    897,116    693,000              (d)         6,441       451,238           7,500
D. J. Hovind................       1996    550,000           (c)           (d)        23,398       219,938           7,500
  President                        1995    520,000    307,292              (d)        24,832       192,525           7,500
                                   1994    476,808    281,725              (d)         2,605       138,740           7,500
M. A. Tembreull.............       1996    498,077           (c)           (d)        21,271       141,075           7,500
  Vice Chairman                    1995    399,039    228,000              (d)        19,865        60,584           7,500
                                   1994    329,385    196,020              (d)         1,627        84,780           7,500
M. C. Pigott................       1996    498,077           (c)           (d)        21,271        90,000           7,500
  Vice Chairman                    1995    398,558    212,000              (d)        19,865        72,400           7,500
                                   1994    298,269    160,650              (d)         1,443        61,776           7,500
T. E. Plimpton..............       1996    269,615           (c)           (d)         5,956        70,875           7,500
  Senior Vice President            1995    230,769    109,613              (d)         6,258        50,186           7,500
                                   1994    206,961    106,604              (d)           816             0           7,500

------------

(a) Amounts of All Other Compensation represent Company matching contributions to the Company's Savings Investment Plan.

(b) Represents cash awards which were paid, or were payable but deferred at the Named Officer's election, during 1994, 1995, and 1996 and earned during the 1991-1993, 1992-1994 and 1993-1995 LTI Plan performance cycles, respectively.

(c) Amounts of bonuses earned in 1996 to be paid in 1997 were not determined on the date this proxy statement was prepared.

(d) The aggregate amount of perquisites and other personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

    OPTION GRANTS--Shown below is information on grants of stock options pursuant to the LTI Plan in 1996 to the Named Officers which are also reflected in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR(A)

                                           INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------
                                                   NUMBER OF     PERCENT OF
                                                  SECURITIES    TOTAL OPTIONS
                                                  UNDERLYING     GRANTED TO                               GRANT DATE
                                                    OPTIONS     EMPLOYEES IN    EXERCISE OR  EXPIRATION     PRESENT
                      NAME                          GRANTED      FISCAL YEAR    BASE PRICE      DATE       VALUE (b)
------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
C. M. Pigott....................................      56,156          18.1%      $   49.50    4/30/2006    $ 767,653
D. J. Hovind....................................      23,398           7.5           49.50    4/30/2006      319,851
M. A. Tembreull.................................      21,271           6.8           49.50    4/30/2006      290,775
M. C. Pigott....................................      21,271           6.8           49.50    4/30/2006      290,775
T. E. Plimpton..................................       5,956           1.9           49.50    4/30/2006       81,419

------------

(a) The date that all options granted in 1996 become exercisable is January 1, 1999. This date may be accelerated in the event of a Change in Control of the Company (as defined in the 1991 LTI Plan).

(b) The grant date present value was determined by using a variation of the Black-Scholes option pricing model with the following assumptions: (i) 34.40% expected share price volatility, (ii) 6.81% risk-free rate of return,
    (iii) an expected dividend yield of 4.15%, (iv) a ten-year exercise period, and (v) a five year expected life.

    OPTION EXERCISES AND FISCAL YEAR-END VALUES--Shown below is information concerning the exercise of stock appreciation rights and options to purchase the Company's common stock under the 1981 Long Term Incentive Plan and the LTI Plan by the Named Officers in 1996 or held by them at December 31, 1996:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/
                            SHARES ACQUIRED       VALUE      OPTIONS/SARS AT FY-END       SARS AT FY-END
          NAME                ON EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------  -----------------  -------------  ----------------------  ------------------------
C. M. Pigott.............          6,246       $   214,425        17,328 / 116,234   $   499,318 / $2,504,098
D. J. Hovind.............          7,545           179,616         4,832 /  50,835       111,839 /  1,102,360
M. A. Tembreull..........          1,249            48,811         4,663 /  42,763        132,875 /   918,375
M. C. Pigott.............              0                 0         2,942 /  42,579         83,536 /   914,059
T. E. Plimpton...........              0                 0         1,382 /  13,030         31,804 /   282,650


    LONG TERM INCENTIVE PLANS--All stock-based awards under the 1981 Long Term Incentive Plan and the LTI Plan are shown in the Option Grant and Option Exercise tables set forth above. Shown below is information with respect to non-stock price-based awards made in 1996 under the LTI Plan:

             LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                              PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                            OTHER PERIOD UNTIL       NON-STOCK PRICE-BASED PLANS
                               MATURATION OR     -----------------------------------
           NAME                   PAYOUT          THRESHOLD     TARGET     MAXIMUM
--------------------------  -------------------  -----------  ----------  ----------
C. M. Pigott..............   1/1/96 - 12/31/98    $  45,045   $  495,000  $  990,000
D. J. Hovind..............   1/1/96 - 12/31/98       18,769      206,250     412,500
M. A. Tembreull...........   1/1/96 - 12/31/98       17,063      187,500     375,000
M. C. Pigott..............   1/1/96 - 12/31/98       17,063      187,500     375,000
T. E. Plimpton............   1/1/96 - 12/31/98        2,389       52,500     105,000

Payments of awards under the LTI Plan are tied to achieving Company, business unit, and individual goals over a three-year performance period. Goals established for Company performance are based on the Company's financial performance relative to a selected group of companies with similar business characteristics. Goals established for business unit and individual performance are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

    RETIREMENT BENEFITS--The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company's noncontributory retirement plan and Supplemental Retirement Plan:

                               PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                                -------------------------------------------------------
         REMUNERATION              15         20         25         30          35
------------------------------  ---------  ---------  ---------  ---------  -----------
$ 400,000.....................  $  87,932  $ 117,242  $ 146,553  $ 175,864  $   205,174
  500,000.....................    110,432    147,242    184,053    220,864      257,674
  600,000.....................    132,932    177,242    221,553    265,864      310,174
  700,000.....................    155,432    207,242    259,053    310,864      362,674
  800,000.....................    177,932    237,242    296,553    355,864      415,174
  900,000.....................    200,432    267,242    334,053    400,864      467,674
 1,200,000....................    267,932    357,242    446,553    535,864      625,174
 1,400,000....................    312,932    417,242    521,553    625,864      730,174
 1,600,000....................    357,932    477,242    596,553    715,864      835,174
 1,700,000....................    380,432    507,242    634,053    760,864      887,674

    The Company has a noncontributory retirement plan which has been in effect since 1947. Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee's cash compensation, which includes those amounts reported in the "Salary" and "Bonus" columns of the Summary Compensation Table, but it excludes compensation under the LTI Plan. Years of credited service as of December 31, 1996 for the Named Officers are: C. M. Pigott, 35 years; D. J. Hovind, 32 years; M. A. Tembreull, 26 years; M. C. Pigott, 18 years; and T. E. Plimpton, 20 years.

    The Company's unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

    The Pension Plan Table illustrates approximate retirement benefits at age 65 and are based on single life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

    Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of Company executives under these programs is determined annually by the Compensation Committee.

    The Company believes that its overall executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long term incentives in the form of stock options and cash awards intended to focus efforts on achieving long term growth in net income, return on sales, and return on capital.

    BASE SALARIES. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that the overall compensation package is competitive with the average compensation packages offered by similar companies, including some of the selected companies described in the long term incentive plan discussed below (the "Selected Companies"). The most recent survey compared the compensation packages of 319 companies with which the Company competes in the market for executive talent.

    The base salaries of the Company's executive officers and the Chief Executive Officer were generally above the average salaries paid by the surveyed companies. Among the companies included in the survey were nine of the twelve companies which comprise the Standard & Poor's indices used in the performance graph set forth later in this proxy statement.

    ANNUAL CASH BONUSES. Annual cash bonuses may range up to 77% of the executive's base salary. In general, from 50% to 60% of these bonuses are based on the Company's performance compared to an overall profit goal approved by the Compensation Committee. The balance of the executives' bonus calculation is based upon the attainment, in the subjective judgment of the Compensation Committee, of one or more individual goals. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility, such as profitability or return on investment, as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved.

    The bonuses paid in 1996 reflect an achievement in excess of 100% of the Company's overall profit goal for 1995. The amounts of bonuses earned in 1996 (to be paid in 1997) were not determined on the date this proxy statement was prepared.

    LONG TERM INCENTIVES. Given the cyclical nature of the Company's business, long term incentives are based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options automatically become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders' interests through increased individual stock ownership. After considering the long term incentives available to executive officers in equivalent positions in similar companies, the Compensation Committee increased the amount of the target award and the percentage of the award allocated to stock options for the 1995-97 and subsequent performance cycles. At the same time, however, the exercise price of the stock options was increased to market price at the time of grant.

    A significant portion (50% to 100%) of the long term cash incentive award is based on overall Company performance measured in terms of the Company's ranking in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies, a group of Fortune 500 companies in similar industries. The Selected Companies have been used for this comparison for a number of years; these companies have been selected because, in the judgment of the Company's compensation consultants and the Compensation Committee, they are the most directly comparable in size and nature of business to the Company. The Selected Companies include seven of the twelve companies which make up the published Standard & Poor's indices in the performance graph set forth below.

    The balance of the executives' long term cash incentive award is based upon each executive's meeting business unit and individual objectives. These objectives are established on the same basis as the types of individual goals described above for the annual cash bonus, but they are measured over a three-year performance cycle. The actual amount of each individual's cash incentives related to the executive's business unit financial performance and other individual objectives is determined by the Compensation Committee at the end of a rolling three-year performance cycle, based on the Committee's subjective evaluation of each executive's performance during the preceding three years. The target amount will be earned if Company financial performance ranks above at least half of the Selected Companies and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company financial performance ranks below 75% or more of the Selected Companies and business unit and individual performance is below 75% of goal.

    For the three-year cycle that ended in 1995, the Company achieved in excess of 100% of the comparative performance goal. The incentive cash awards for each executive officer for the three-year cycle ended in 1996 were not determined on the date this proxy statement was prepared.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Chief Executive Officer's compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long term incentive in the form of stock options and a cash award. However, the CEO's annual cash bonus is based entirely on the Company's profit goal as established by the Compensation Committee. The bonus earned in 1995 and paid in 1996 reflects an achievement in excess of 100% of the goal for 1995. The bonus earned in 1996 to be paid in 1997 was not determined on the date this proxy statement was prepared. The cash portion of the long term incentive is likewise based entirely on the Company's performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 1995, the Company achieved in excess of 100% of this goal. The incentive cash award for the three-year cycle ended in 1996 was not determined on the date this proxy statement was prepared. As with other executives, the size of the stock option award is determined on the basis of salary and not on the amount and terms of options already held.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's executive officers. The Compensation Committee has approved changes to the LTI Plan and the annual cash bonus program for 1997 to allow the Company to preserve tax deductions for performance based executive compensation. The plans proposed are intended to operate in a similar manner to the existing plans to the extent permitted by law. The changes are set forth in Items 3 and 4 of this proxy.

    OVERALL COMPENSATION. The overall compensation package (base salary, annual cash bonuses and long term incentives) for each of the Company's executive officers and the Chief Executive Officer was generally equivalent to the average compensation of executive officers in comparable positions of similar companies surveyed. The Compensation Committee believes that the overall compensation package for the Company's key executives meets the objective of providing significant individual performance incentives.

                                 MEMBERS OF THE
                             COMPENSATION COMMITTEE
                                  H. J. Haynes
                                  J. W. Pitts
                                  J. H. Wiborg

ITEM 2. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES AND TO DECREASE PAR VALUE OF COMMON SHARES

    It is recommended that the stockholders adopt an amendment to the Fourth Article of the Certificate of Incorporation to increase the authorized number of shares of common stock of the Company from 100,000,000 to 200,000,000 and to decrease the par value of the common stock from $12 to $1 per share. The authorized number and par value of shares of preferred stock will not change. The proposed amendment and the language currently in effect are set forth as Exhibits A and B, respectively, to this proxy statement. As in the past, each share of common stock will be entitled to one vote and no holder of common stock will have any preemptive rights.

    As of December 31, 1996, the authorized capital stock of the Company consisted of 100,000,000 shares of common stock, of which 38,871,278 shares were issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares were issued. (See chart below).

                            AUTHORIZED CAPITAL STOCK

       CURRENTLY             PAR VALUE     AFTER AMENDMENT     PAR VALUE
------------------------  ---------------  ----------------  --------------
Preferred  1,000,000          no par          1,000,000          no par
Common 100,000,000          $12 per share    200,000,000       $1 per share

    Management believes it is desirable to increase the number of authorized common shares. This action will provide the Company with flexibility in the future by assuring availability of sufficient authorized but unissued common stock for possible acquisitions, stock splits, financing requirements and other corporate purposes without the necessity of further stockholder action. The Board of Directors has publicly announced its intention to approve a 100% stock split upon approval of this amendment.

    Currently, 1,199,182 shares (as adjusted for dilution under Article 10 of LTI Plan) of the common stock are reserved for stock option awards granted or to be granted under the LTI Plan. If Item 3 is adopted by shareholders, the number of shares of common stock reserved under the LTI Plan will be increased to 3,000,000 (subject to adjustment for dilution under Article 10 of LTI Plan). The Company has no other plans, proposals, agreements or understandings to issue the newly authorized common stock. Likewise, the Company is not aware of any effort to accumulate the Company's stock or to obtain control of the Company. Management's proposal to increase the number of authorized common shares is not the result of any knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

    With respect to declaration of a 100% stock split under present accounting rules and Delaware law, the par value of shares to be issued must be transferred to the common stock account from the additional paid in capital account. If the paid in capital account is less than the amount to be transferred, the difference would be transferred from the retained earnings account. By decreasing the par value of the common stock from $12 to $1 as proposed, there will be no reduction in retained earnings resulting from the announced stock split.

    It is possible that the issuance of additional common stock may result in some dilution of the voting rights of existing stockholders as the shares become more widely distributed. It could make an unsolicited acquisition more difficult. The Certificate of Incorporation presently contains the following provisions previously approved by stockholders which may discourage unsolicited takeover attempts: (1) the affirmative vote of two-thirds of the outstanding shares entitled to vote is required to approve a merger, consolidation, dissolution or sale of substantially all the Company's assets or to change the Bylaws or the Certificate of Incorporation; (2) a person who acquires 20% of the Company's outstanding common stock must purchase remaining shares in any subsequent merger or other business combination at the highest price paid for any of the initial shares acquired; (3) the Board of Directors is approximately divided into three equal classes, each class being elected annually for a three-year term; (4) directors may be removed only with the approval of two-thirds vote of outstanding common shares entitled to vote; and (5) stockholder action may be taken only during a duly called meeting of stockholders.

    Further, the Company's Bylaws provide that a special stockholders' meeting may be called by a majority of the Board of Directors. The Bylaws also require stockholders to give timely notice prior to an annual meeting of any matter they wish to present or nomination they wish to make for election to the Board. Cumulative voting is allowed under Delaware law.

    In December 1989, the Board of Directors approved a Rights Agreement designed to protect the Company against abusive takeover attempts. A dividend of one preferred share purchase right (the "Rights") was declared on each outstanding share of common stock. The Rights become exercisable when a person or group (an "Acquiring Person") publicly announces its intention to acquire or acquires 10% or more of the Company's common stock. After such an announcement, each Right entitles the holder to purchase, for $150, a fractional share of Company preferred stock designed to have a market value equal to the market value of a common share. If an Acquiring Person acquires 10% or more of the common stock, a holder of a Right (other than the Acquiring Person) will then be entitled to receive, upon exercise of the Right, shares of PACCAR common stock having a market value of two times the exercise price of $150. In the event the Company is acquired in a merger, each holder of a Right will be entitled to receive upon exercise of the Right shares of common stock of the Acquiring Company having a market value of two times the exercise price. At any time after an Acquiring Person acquires more than 10% but less than 50% of the Company's common stock, the Board of Directors may exchange the Rights, in whole or in part, at a ratio of one common share per Right.

    The affirmative vote of two-thirds ( 2/3) of the shares outstanding is required for the adoption of an amendment of the Certificate of Incorporation. If the "abstain" box on the proxy is checked it will count as a vote against the proposal. Brokers who hold shares in accounts for their clients and are not given instructions on how to vote on this proposal may not have discretion to vote and may return the proxy unmarked on this Item 2 (a "broker nonvote"). Broker nonvotes will count as a vote against the proposal. Unless otherwise instructed, proxies signed by the shareholder which are returned unmarked will be voted in favor of the proposal.

    The Board recommends a vote FOR the amendments to increase the authorized capitalization of common shares and to decrease the par value of common shares, as described in Item 2.

ITEM 3. PROPOSAL TO APPROVE AMENDMENTS TO THE 1991 LONG TERM INCENTIVE COMPENSATION PLAN (LTI) TO PERMIT THE COMPANY TO PRESERVE TAX DEDUCTIONS FOR PERFORMANCE BASED COMPENSATION PAYMENTS, TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS, AND TO MAKE OTHER CHANGES

INTRODUCTION


    The Board of Directors recommends to the shareholders the approval of certain amendments to the LTI Plan. This LTI Plan was approved by shareholders in 1991. The purpose of the LTI Plan is to encourage key employees of the Company and its subsidiaries to focus on long range objectives, to attract and retain key employees with exceptional qualifications, and to link key employees to stockholder interests through equity ownership and cash awards. Employees eligible to participate in the LTI Plan are key employees designated by the Compensation Committee. There are approximately 142 employees who participate in the LTI Plan including the executive officers shown in the table on page 5.



DESCRIPTION OF THE AMENDMENTS.


    Under Section 162(m) of the Internal Revenue Code (the "Code"), publicly held companies may not deduct compensation paid to certain executive officers in excess of $1 million in any one year for each such officer. The Code provides an exception for "performance-based" compensation. The purpose of the proposed amendments is to qualify awards under the LTI Plan for the "performance-based" exception to the Code as well as to increase the number of shares available for awards. The amendments make the following substantive changes to the LTI Plan:

    1. Article 2 is amended to state that the Compensation Committee consist of two or more directors who qualify as "outside directors" as defined by the Code and as exempt under Rule 16b-3 of the Securities and Exchange Act.

    2. Article 3 is amended to increase the number of Restricted Shares, Stock Units and Stock Options available to be awarded under the LTI Plan from 1,199,182 (as adjusted for dilution under Article 10 of LTI Plan) to 3,000,000. As of 12-31-96 approximately 476,021 shares of the 1,199,182 authorized remain available for future awards.

    3. Article 5.3 is amended to provide that the maximum number of common shares awarded to any participant as stock options and/or stock appreciation rights in any one year shall not exceed 150,000.

    4. Article 11 is amended to provide for long term performance cash awards based on the attainment of specified performance goals. Performance goals for the Chief Executive Officer and the four other highest compensated executives of the Company will be based on objective criteria specifically defined by the Committee. The maximum amount that may be paid to any participant in any year with respect to a long term performance cash award is $1,500,000. In the event of a Change in Control (as defined below), all cash awards would be immediately vested and payable. A pro rata award would be made during a year in which a Change of Control occurs.

                               NEW PLAN BENEFITS

    Benefits payable under the LTI Plan will vary depending on the Company's performance against selected business criteria. The following table describes the benefits that would have been received under the amendments to the LTI Plan had they been in effect during the last fiscal year. The cash payouts listed were earned in the 1993-1995 performance period.

                    PACCAR INC 1991 LONG TERM INCENTIVE PLAN

                                                                    SECURITIES     LONG TERM
                                                                    UNDERLYING     INCENTIVE
NAME AND POSITION                                                  OPTIONS/SARS     PAYOUTS
-----------------------------------------------------------------  -------------  ------------
C. M. Pigott.....................................................       56,156    $    506,250
  Chairman

D. J. Hovind.....................................................       23,398         219,938
  President

M. A. Tembreull..................................................       21,271         141,075
  Vice Chairman

M. C. Pigott.....................................................       21,271          90,000
  Vice Chairman

T. E. Plimpton...................................................        5,956          70,875
  Senior Vice President

All executive officers as a group................................      149,566       1,260,380

All other employees (including officers who are not executive
 officers) as a group............................................      161,158         501,526

All non-executive directors as a group...........................            0               0


    Options granted in 1996 become fully exercisable January 1, 1999 and were granted for a term of ten years subject to earlier termination upon termination of employment. The closing trading price for Company common shares on March 5, 1997 was $71 5/8. The Company common shares trade on NASDAQ.


    The text of the LTI Plan is set forth in Exhibit C to this Proxy Statement. The following summary of the Plan's principal features does not purport to be complete. It is subject to, and qualified in its entirety by, Exhibit C.

    ADMINISTRATION. The LTI Plan is and will continue to be administered by the Compensation Committee of the Board of Directors (the "Committee") who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986 and "nonemployee directors" under SEC Rule 16b-3. The Committee selects the key employees who will receive awards, determines the amount, vesting requirements and other conditions of each award, interprets the provisions of the LTI Plan and makes all other decisions regarding the operation of the LTI Plan. The Committee may adopt policies and procedures for the implementation of the LTI Plan.

    LIMITATION ON AWARDS. The total number of common stock authorized for Restricted Shares, Stock Units and Options to be awarded as described below is limited to 3,000,000 (subject to adjustment for dilution under Article 10 of LTI
Plan). If any Restricted Shares, Stock Units or Options are forfeited, or if Options terminate for any other reason prior to exercise (other than exercise of any related SAR), then they again become available for awards.

    ELIGIBILITY. Persons eligible for awards under the LTI Plan consist of managerial and key employees (including officers who are also Directors) of the Company and its subsidiaries as determined by the Committee.

    TYPES OF AWARDS AND TERMS. Awards under the LTI Plan may take the form of Restricted Shares, Stock Units, Options, and cash. Options may include Nonstatutory Stock Options ("NSOs") as well as Incentive Stock Options ("ISOs") intended to qualify for special tax treatment. Both NSOs and ISOs may be granted in combination with Stock Appreciation Rights ("SARs"), or SARs may be added to outstanding NSOs at any time after the grant. Regular SARs are exercisable at any time after the underlying NSO or ISO becomes exercisable, while Limited SARs become exercisable only in the event of a Change in

Control (as defined below) with respect to the Company. Any award under the LTI Plan may include one of these elements or a combination of several elements. No payment is required upon receipt of an award, except that the recipient of newly issued Restricted Shares must pay the par value thereof to the Company.

    In addition, long term performance awards granted under the LTI Plan may be settled in stock issued under the LTI Plan.

    When granting awards, the Committee establishes when the awards can be exercised. Exercisability may be accelerated in the event of the participant's death, disability or retirement or in the event of a Change in Control. Moreover, the Committee may determine that outstanding options and SARs will become fully exercisable if it has concluded that there is a reasonable possibility of a Change in Control within six months.

    STOCK OPTIONS. Each grant of an option shall be evidenced by a stock option agreement specifying the number of shares and the exercise price. The maximum number of shares awarded to any participant in any year shall not exceed 150,000. Stock options may be issued in the form of ISOs or NSOs. The exercise price for an ISO must not be less than the fair market value of the common share on the date of grant. The exercise price for an NSO must not be less than 85% of the fair market value of a common share on the date of grant. No ISO may be exercisable after ten years. Stock options are not transferrable except in the case of the optionee's death.

    The exercise price of an ISO or NSO may be paid in any lawful form permitted by the Committee, including without limitation a promissory note or the surrender of shares of common stock or Restricted Shares already owned by the optionee.

    RESTRICTED SHARES AND STOCK UNITS. Restricted Shares are shares of common stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied; they are nontransferable prior to becoming exercisable. Restricted Shares have the same voting and dividend rights as other shares of common stock. A Stock Unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock; it is nontransferable prior to the holder's death. A holder of Stock Units has no voting rights or other privileges as a stockholder but is entitled to receive dividend equivalents which may be converted into additional Stock Units or settled in the form of cash, common stock or a combination of both.

    When granting an award, the Committee determines the number of Stock Units or Restricted Shares to be included in the award as well as the conditions governing exercisability.

    Stock Units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both.

    STOCK APPRECIATION RIGHTS. Under the LTI Plan, SARs may be granted in tandem with any Options. An SAR permits the participant to elect to receive any appreciation in the value of the optioned stock from the Company. The amount payable on exercise of an SAR is measured by the difference between the market value of the stock at exercise and the exercise price of the related option. The optionee generally must recognize ordinary income on this amount and the Company is entitled to a deduction.

    Upon exercise of an SAR, the corresponding portion of the related Option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an Option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding Option has been exercised.

    LONG TERM PERFORMANCE CASH AWARDS. The Committee may grant long term performance cash awards to any participant. Payment of cash awards will be based on the attainment of specified performance goals over a designated period in excess of one year. Performance goals for the Chief Executive Officer, and the four other highest compensated executives of the Company and such other senior executives as designated by the Committee will be based on objective criteria specifically defined by the Committee on a company, business unit or peer group comparison basis. These performance measures may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. The Committee may reduce or eliminate any award otherwise earned but such reduction may not result in an increase in the award payable to any other participant. The maximum amount that may be paid to any participant in any year with respect to a long term performance cash award is $1,500,000. Performance awards may be paid in cash or in shares or any combination thereof. In the event of a Change in Control, all cash awards would be immediately vested and payable. A pro rata award would be made during a year in which a Change of Control occurs.


    PROTECTION AGAINST DILUTION. In the event of a stock split, a stock dividend, an extraordinary cash dividend, or similar occurrence, a corresponding adjustment will be made in the number of shares covered by the LTI Plan, the number referred to in an outstanding award, the exercise price of each outstanding option, and the annual limit on the number of shares.

    CHANGE IN CONTROL. For purposes of the LTI Plan, the term "Change of Control" means (1) the acquisition by any person of beneficial ownership of at least 20% of the then outstanding common shares or the combined voting power of the Company's outstanding securities with certain specified exceptions, or (2) a change in the composition of the Board of Directors as a result of which the incumbent directors or their duly elected successors with certain specified exceptions cease to constitute a majority of the Board, or (3) a merger, consolidation or other business combination unless the Company's stockholders prior thereto retain 80% of the stock in the resulting corporation and at least a majority of the directors of the resulting corporation were members of the Company's Board or (4) a complete liquidation or sale of substantially all the Company's assets with certain specified exceptions (see LTI Plan text--"Definitions").

    AMENDMENT OR TERMINATION. The LTI Plan became effective on August 15, 1991 and remains in effect until it is discontinued by the Board of Directors. ISOs may be granted under the LTI Plan only until December 9, 2006. The Board of Directors may amend or terminate the LTI Plan at any time and for any reason. Stockholder approval for plan amendments is needed only to the extent required by applicable law, regulations, or rules.


FEDERAL INCOME TAX CONSEQUENCES


    a. NON-QUALIFIED OPTIONS. Under the applicable provisions of the Internal Revenue Code, no tax will be payable by the recipient of an option at the time of grant. Upon exercise of a non-qualified option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

    b.  INCENTIVE STOCK OPTIONS.  With respect to an Incentive Stock Option
(ISO), generally no taxable gain or loss will be recognized when the option is exercised (if the appreciation rights election is not made). ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-qualified stock options described above. Generally, upon exercise of an ISO, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

    If the shares acquired upon the exercise of an ISO are held for at least one year, any gain or loss realized upon their sale will be treated as long term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the one-year period, ordinary income will be recognized in an amount equal to the difference between the amount realized on the sale and the price paid for the shares to the extent the exercise price exceeded the grant price. Remaining gain, if any, would be capital gain. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, such difference will be a capital loss.

    c. STOCK APPRECIATION RIGHTS. Upon the grant of an SAR, no taxable income is realized by the holder and no deduction is available to the Company. Upon exercise of an option through an SAR, the tax consequences to the holder and the Company are the same as for exercise of a non-qualified stock option.

    d. EXERCISE-SELL ELECTION. The federal income tax consequences resulting from an exercise-sell election are the same as those resulting from making an SAR election.

    Approval of the amendments to the LTI Plan requires the affirmative vote of a majority of the votes cast on this Item 3. If the "abstain" box on the proxy is checked it will count as a vote against the proposal. Brokers who hold shares in accounts for their clients who are not given instructions on how to vote on this proposal may return the proxy unmarked on this Item 3 (a "broker nonvote"). Broker nonvotes will not be counted as shares voted on this Item 3, and consequently will not be counted in determining whether this proposal passed. Unless otherwise instructed, proxies signed by the shareholder which are returned unmarked will be voted in favor of the proposal.

    The Board recommends a vote FOR the amendments to the LTI Plan, as described in Item 3.

ITEM 4. PROPOSAL TO APPROVE SENIOR EXECUTIVE INCENTIVE PLAN TO ALLOW THE COMPANY TO PRESERVE TAX DEDUCTIONS FOR ANNUAL BONUS PAID TO CERTAIN EXECUTIVES

    The Board of Directors recommends to the shareholders the approval of the Senior Executive Incentive Plan (the "SEI Plan"). This SEI Plan replaces the existing annual bonus program ("Incentive Compensation") for those executives eligible to participate. The SEI Plan is intended to operate in a similar manner to the existing Incentive Bonus Plan except as required to comply with tax law. The complete text of this SEI Plan is set forth as Exhibit D.

    Section 162(m) of the Internal Revenue Code limits the amount of compensation a company may deduct in any tax year for certain of the company's highest paid executive officers to $1,000,000 unless certain performance based criteria are satisfied. The purpose of this SEI Plan is to preserve for the Company the tax deductibility of the annual incentive compensation bonus for all executive officers. The SEI Plan promotes the success of the Company by focusing senior executives on achieving high quality performance, company profitability and growth.

    The following summary of the SEI Plan's principal features does not purport to be complete. It is subject to and qualified in its entirety by Exhibit D.


    ELIGIBILITY. Those persons eligible for participation in the SEI Plan are the Company's Chief Executive Officer and the other four highest compensated executives of the Company as defined in Internal Revenue Code 162(m) and up to four other senior executives as designated by the Compensation Committee.


    ADMINISTRATION. The SEI Plan will be administered by the Compensation Committee of the Board of Directors. The Committee shall have the authority to interpret the SEI Plan and adopt such rules or guidelines as it deems appropriate to administer the Plan. The Committee may in its sole discretion reduce or limit any award otherwise earned based on an assessment of individual performance but in no event will such reduction result in an increase of the award payable to any other participant.

    PLAN BENEFITS. Participants are eligible to earn incentive cash awards based solely on the attainment of specified performance goals established by the Committee during the first 90 days of the SEI Plan year. Performance goals will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis which may include or exclude specified items of an unusual and nonrecurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. Actual goal attainment would be certified in writing by the Committee before the payout period. The maximum amount that may be paid to any eligible participant in any year under the SEI Plan is $1,500,000.


    CHANGE OF CONTROL. In the event of a change of control, each participant will be entitled to the maximum award opportunity prorated on the basis of the number of full or partial months completed prior to the change of control during the SEI Plan year in which the change of control occurs. (Change of control is defined in Section 10(b) of the SEI Plan document.)

    AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the SEI Plan at any time. An amendment of the SEI Plan shall be subject to the approval of the Company stockholders only to the extent required by applicable law, regulations, or rules. No award shall be earned under the SEI Plan after the SEI Plan is terminated.

    EMPLOYMENT RIGHTS. No action taken pursuant to the SEI Plan shall be evidence that the Company will employ any individual for any period of time in any position or at any particular rate of compensation.

    TERMINATION OF EMPLOYMENT. Participants who retire, resign or are terminated before the end of the SEI Plan year are not eligible for an award for that SEI Plan year. In the event of death or disability, payout will be prorated based on the actual goal achievement and salary received for the portion of the year worked.

    EFFECTIVE DATE. The SEI Plan shall be effective as of January 1, 1997, subject to approval of the Company stockholders at the 1997 annual meeting. No awards will be paid under this SEI Plan unless such approval is granted.

    NEW PLAN BENEFITS. Benefits payable under the SEI Plan will vary depending on the Company's performance against selected business criteria. However, the following table sets forth the dollar amounts which would have been received under the SEI Plan had it been in effect during the Company's last fiscal year and earned in 1995.

                                                                                        AWARD UNDER
NAME AND POSITION                                                                  ANNUAL BONUS PROGRAM
---------------------------------------------------------------------------------  ---------------------
C. M. Pigott.....................................................................
  Chairman                                                                             $     667,388
D. J. Hovind.....................................................................
  President                                                                            $     307,292
M. A. Tembreull..................................................................
  Vice Chairman                                                                        $     228,000
M. C. Pigott.....................................................................
  Vice Chairman                                                                        $     212,000
T. E. Plimpton...................................................................
  Senior Vice President                                                                $     109,613
All executive officers as a group................................................      $   1,860,203
All employees (other than executive officers) as a group.........................           NA
All non-executive directors as a group...........................................           NA

    FEDERAL TAX CONSEQUENCES. Awards under the SEI Plan constitute ordinary income taxable to a participant in the year in which paid. Subject to Section 162(m) of the Code and regulations thereunder, the Company generally will be entitled to a corresponding deduction for the year to which bonuses under the Plan relate.

    Approval of the SEI Plan requires the affirmative vote of a majority of the votes cast on this Item 4. If the "abstain" box on the proxy is checked it will count as a vote against the proposal. Brokers who hold shares in accounts for their clients who are not given instructions on how to vote on this proposal may return the proxy unmarked on this Item 4 (a "broker nonvote"). Broker nonvotes will not be counted as shares voted on this Item 4, and consequently will not be counted in determining whether this proposal passed. Unless otherwise instructed, proxies signed by the shareholder which are returned unmarked will be voted in favor of the proposal.

    The Board of Directors recommends a vote FOR approval of the SEI Plan, as described in Item 4.

    SHAREOWNER RETURN PERFORMANCE PRESENTATION--Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's common stock to the cumulative total return of the Standard & Poor's Composite - 500 Stock Index and an equally-weighted simple average of the Standard & Poor's Heavy-Duty Trucks & Parts and the Standard & Poor's Machinery (Diversified) indices (as reported on the Bloomberg data service) for the period of five fiscal years commencing December 31, 1991 and ending on December 31, 1996. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company's performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested on December 31, 1991 in the Company's common stock and in the stated indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PACCAR INC     S & P 500   S & P INDICES
1991              100.00       100.00          100.00
1992              120.72       107.43          117.76
1993              133.37       118.11          159.88
1994              118.31       119.62          146.80
1995              123.33       164.02          169.37
1996              206.41       197.25          206.16

                           COMPENSATION OF DIRECTORS

    In 1996, each director who was not an employee was entitled to an annual retainer of $35,000 and a fee of $5,000 for each Board or committee meeting attended. A single meeting attendance fee is paid when more than one meeting is held on the same day.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young has performed the audit of the Company's financial statements for the year 1996 and has been selected to perform this function for 1997. Partners from the Seattle office of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

    The Company knows of no other matters likely to be brought before the meeting. However, if other proposals are presented, proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                          /s/ J. M. D'Amato

                                          J. M. D'Amato

                                          SECRETARY

March 20, 1997

                       DIRECTIONS TO MEYDENBAUER CENTER:

                                     [LOGO]

              From I-405 take the N.E. 4th Street Exit, head west. Turn right on 112th Avenue N.E. (heading north),
Turn left on N.E. 6th Street (heading west).

Parking garage entrance is on N.E. 6th Street

                                   EXHIBIT A

                              (PROPOSED AMENDMENT)

    FOURTH: The Corporation is authorized to issue 201,000,000 shares of stock of all classes, consisting of 200,000,000 shares of common stock having a par value of $1.00 per share and 1,000,000 shares of preferred stock having no par value. Each holder of record of shares of common stock shall be entitled to one vote for each share of stock outstanding in his name of record on the books of the Corporation. The holders of shares of preferred stock shall have no vote other than as may be provided by resolution of the Board of Directors. Other than as here expressly provided, the Board of Directors of the Corporation is expressly granted the authority to fix by resolution or resolutions, the voting power, designations, preferences and relative participating optional or other special rights and the qualifications, limitations or restrictions thereof in respect of any class or classes of stock or any shares of any class of stock of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware.

                                   EXHIBIT B

                               (CURRENT ARTICLE)

    FOURTH: The Corporation is authorized to issue 101,000,000 shares of stock of all classes, consisting of 100,000,000 shares of common stock having a par value of $12.00 per share and 1,000,000 shares of preferred stock having no par value. Each holder of record of shares of common stock shall be entitled to one vote for each share of stock outstanding in his name of record on the books of the Corporation. The holders of shares of preferred stock shall have no vote other than as may be provided by resolution of the Board of Directors. Other than as here expressly provided, the Board of Directors of the Corporation is expressly granted the authority to fix by resolution or resolutions, the voting power, designations, preference and relative participating optional or other special rights and the qualifications, limitations or restrictions thereof in respect of any class or classes of stock or any shares of any class of stock of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware.

                                   EXHIBIT C

                    PACCAR INC 1991 LONG TERM INCENTIVE PLAN

    ARTICLE 1.  INTRODUCTION.

    The Plan was adopted by the Board on February 11, 1991 and approved by the Company's stockholders at the 1991 annual meeting of stockholders. The purpose of the Plan is to promote the long term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications, and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, or cash. The Plan shall be governed by and construed in accordance with the laws of the State of Washington.

    ARTICLE 2.  ADMINISTRATION.

    2.1 The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (as amended from time to time) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

    2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, and other conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

    ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

    Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed 3.0 million. If any Restricted Shares, Stock Units, or Options are forfeited or if any Options terminate for any other reason before being exercised, then such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. If any Options under the 1981 Long Term Incentive Plan (the "Prior Plan") are forfeited or terminated for any other reason before being exercised, then such options shall become available for additional Awards under this Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10.

    ARTICLE 4.  ELIGIBILITY.

    Only Key Employees shall be eligible for designation as Participants. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

    ARTICLE 5.  OPTIONS.

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

    5.2 AWARDS NONTRANSFERABLE. No Option granted under the Plan shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

    5.3 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option provided that the maximum number of Common Shares awarded to any participant in any year shall be 150,000. The Stock Option Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.

    5.4 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an ISO shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant, and the Exercise Price under an NSO shall not be less than 85% of the average closing price of a Common Share for the five (5) trading days of the week immediately preceding the week during which the Committee meeting is held at which the grant is made.

    5.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

    5.6 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the next six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

    5.7 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

    ARTICLE 6.  PAYMENT FOR OPTION SHARES.

    6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

        (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

        (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

    6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

    6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.

    6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

    ARTICLE 7.  STOCK APPRECIATION RIGHTS.

    7.1 GRANT OF SARS. Each Option granted under the Plan may include an SAR. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after the Optionee's death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time.

    7.2 EXERCISE OF SARS. An SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to any restrictions imposed by Rule 16b-3 (as amended from time to time) under the Exchange Act. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as an SAR only in the event of a Change in Control.

    ARTICLE 8.  RESTRICTED SHARES AND STOCK UNITS.

    8.1 TIME, AMOUNT, AND FORM OF AWARDS. Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised.

    8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient shall be required to pay the Company in lawful money of the U.S. an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units or treasury shares, no cash consideration shall be required of Award recipients.

    8.3 VESTING CONDITIONS. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability, or retirement. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

    8.4 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

    8.5 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

    8.6 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

    ARTICLE 9.  VOTING AND DIVIDEND RIGHTS.

    9.1 RESTRICTED SHARES. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

    9.2 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

    ARTICLE 10.  PROTECTION AGAINST DILUTION.

    10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Common Shares authorized, Options, Restricted Shares, and Stock Units available for future Awards under Article 3, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option, (d) the Exercise Price under each outstanding Option, or (e) the annual limit on the number of shares under
Article 5.3. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

    10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for settlement in cash.

    ARTICLE 11.  LONG TERM PERFORMANCE AWARDS.

    11.1 The Committee may grant long term performance cash awards to any Participant in its sole discretion. Payment of cash awards will be based on the attainment of specified performance goals over a designated performance period in excess of one year. Performance goals for the Chief Executive Officer, the other four highest compensated officers of the Company and such other senior executives as designated by the Committee will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added.

    11.2 The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (i) performance against other financial or strategic objectives; (ii) its subjective assessment of the executive's overall performance for the year; and (iii) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible Participant in any year with respect to a long term performance cash award is $1,500,000.

    11.3 In the event of a Change of Control of the Company, each participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change of Control during the performance period in which the Change of Control occurs.

    11.4 The Company may grant long term performance awards under other plans or programs consistent with the limitations described in Article 11. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.

    ARTICLE 12.  LIMITATION ON RIGHTS.

    12.1 EMPLOYMENT RIGHTS. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

    12.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares, except as expressly provided in Section 9.1. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9, and 10.

    12.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing, or to an exemption from registration, qualification or listing.

    ARTICLE 13.  LIMITATION ON PAYMENTS.

    13.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Key Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount (as defined below); provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 13. For purposes of this
Article 13, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

    13.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Key Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Key Employee may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Key Employee within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Key Employee promptly of such election. For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 13 shall be binding upon the Company and the Key Employee and shall be made within

60 days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Key Employee such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Key Employee in the future such amounts as become due to him or her under the Plan.

    13.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Key Employee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Key Employee which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Key Employee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Key Employee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

    13.4 RELATED CORPORATIONS. For purposes of this Article 13, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

    ARTICLE 14.  WITHHOLDING TAXES.

    14.1 GENERAL. To the extent required by applicable federal, state, local, or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

    14.2 SHARE WITHHOLDING. The Committee may permit the recipient of any payment or distribution under the Plan to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

    ARTICLE 15.  ASSIGNMENT OR TRANSFER OF AWARDS.

    Except as provided in Article 14, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor's process, whether voluntarily, involuntarily, or by operation of law. Any act in violation of this Article 15 shall be void. However, this Article 15 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 15 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

    ARTICLE 16.  FUTURE OF THE PLAN.

    16.1 TERM OF THE PLAN. The Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after December 9, 2006.

    16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations, or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

    ARTICLE 17.  DEFINITIONS.

    17.1 "AWARD" means any award of an Option (with or without a related SAR), a Restricted Share, a Stock Unit or a long term performance cash award under the Plan.

    17.2 "AWARD YEAR" means a fiscal year with respect to which an Award may be granted.

    17.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

    17.4 "CHANGE IN CONTROL" means the occurrence of any of the following events:

        (a) The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Common Shares (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by Theiline McCone and her natural children (the "Immediate Pigott Family"), any trust or foundation to which any of the foregoing has transferred or may transfer securities of the Company, the trusts at Seattle-First National Bank holding outstanding Common Shares for descendants of Paul Pigott and Theiline McCone, any trust established for the primary benefit of any member of the Immediate Pigott Family or any of their respective heirs or legatees, any trust of which any member of the Immediate Pigott Family serves as a trustee (or any affiliate or associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing) (the "Exempted Interests"), or (v) any acquisition by any corporation pursuant to a transaction described in Clauses (i), (ii) and (iii) of Subsection (c) below;

        (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (c) Approval by the stockholders of the Company of a reorganization, merger, share exchange, or consolidation (a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding company common stock and outstanding company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding company common stock and outstanding company voting securities, as the case may be,
    (ii) no Person (excluding (A) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or (B) the Exempted Interests) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding company common stock and outstanding company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding (I) any employee benefit plan (or related trust) of the Company or such corporation or (II) the Exempted Interests), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

    17.5  "CODE" means the Internal Revenue Code of 1986, as amended.

    17.6 "COMMITTEE" means the Compensation Committee of the Board, as described in Article 2.

    17.7  "COMMON SHARE" means one share of the common stock of the Company.

    17.8  "COMPANY" means PACCAR Inc, a Delaware corporation.

    17.9  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    17.10 "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

    17.11 "FAIR MARKET VALUE" shall mean the closing price of a Common Share on the trading day immediately preceding the day in question.

    17.12 "ISO" means an incentive stock option described in section 422(b) of the Code.

    17.13 "KEY EMPLOYEE" means a key common law employee of the Company or of a Subsidiary, as determined by the Committee.

    17.14 "NSO" means an employee stock option not described in sections 422 through 424 of the Code.

    17.15 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

    17.16  "OPTIONEE" means an individual or estate who holds an Option.

    17.17  "PARTICIPANT" means an individual or estate who holds an Award.

    17.18 "PLAN" means this PACCAR Inc 1991 Long Term Incentive Plan, as it may be amended from time to time.

    17.19  "RESTRICTED SHARE" means a Common Share awarded under the Plan.

    17.20  "SAR" means a stock appreciation right granted under the Plan.

    17.21 "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions, and restrictions pertaining to such Restricted Share or Stock Unit.

    17.22 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions, and restrictions pertaining to his or her Option.

    17.23 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share awarded under the Plan.

    17.24 "SUBSIDIARY" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

    ARTICLE 18.  EXECUTION.

    To record the amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                          PACCAR Inc

                                          By: Mark C. Pigott

                                              CHAIRMAN AND
                                             CHIEF EXECUTIVE OFFICER

                                   EXHIBIT D

                                   PACCAR INC

                        SENIOR EXECUTIVE INCENTIVE PLAN

    1.   PURPOSE

    The purpose of the Senior Executive Incentive Plan is to promote the success of the Company and the creation of shareholder value by (a) encouraging senior executives to focus maximum effort on achieving high-quality performance objectives, Company profitability, and continued Company growth, (b) encouraging the attraction and retention of senior executives with exceptional qualifications and (c) preserving for the Company the benefit of federal income tax deductions with respect to annual incentive compensation paid to senior executives.

    2.   ELIGIBILITY

    The Company's chief executive officer, the other four highest compensated officers of the Company as defined under Section 162(m) of the Code, and up to four other senior executives as designated by the Committee shall be eligible to participate in the Plan.

    3.   ADMINISTRATION

    The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

    The Committee shall have the authority to interpret the Plan and make all other decisions relating to the operations of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to administer the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

    4.   AWARD DETERMINATION

    Incentive cash awards paid under the Plan will be based solely on the attainment of specified performance goals established by the Committee during the first 90 days of the Plan Year. Performance goals will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or non-recurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. Performance goals may include a minimum, maximum and target level of performance with the size of individual awards, if any, based on the level attained. Actual goal attainment will be certified in writing by the Committee before payout.

    The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation:

(i) performance against other financial or strategic objectives; (ii) its subjective assessment of the executives overall performance for the year; and
(iii) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible participant in any year under the Plan is $1,500,000.

    5.   CHANGE OF CONTROL

    In the event of a Change of Control of the Company, each participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change of Control during the Plan Year in which the Change of Control occurs.

    6.   TERMINATION OF EMPLOYMENT

    Participants who retire, resign or are terminated before the end of the Plan Year are not eligible for an award for that Plan Year. In the event of death or disability, payout will be prorated based on actual goal achievement and salary received for the portion of the year worked.

    7.   EMPLOYMENT RIGHTS

    Neither the Plan, nor the payment of an award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a Subsidiary will employ any individual for any period of time, in any position or at any particular rate of compensation.

    8.   AMENDMENT OR TERMINATION OF THE PLAN

    The Board of Directors may alter, amend or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No awards shall be granted under the Plan after the termination thereof.

    9.   EFFECTIVE DATE

    The Plan shall be effective as of January 1, 1997 subject to its approval by the Company's stockholders at the 1997 Annual Meeting of Stockholders. No awards will be paid under this Plan unless such approval is granted.

    10.  DEFINITIONS

    (a) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

    (b) "CHANGE OF CONTROL" for purposes of this Plan means any of the events described in Section 17.4 of the 1991 Long Term Incentive Plan.

    (c) "CODE" means the Internal Revenue Code of 1986, as amended.

    (d) "COMMITTEE" means the Compensation Committee of the Board.

    (e) "COMPANY" means PACCAR Inc, a Delaware Corporation.

    (f) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (g) "PLAN" means the PACCAR Inc Senior Executive Incentive Plan, as it may be amended from time to time.

    (h) "PLAN YEAR" means a calendar year.

    (i) "SUBSIDIARY" means a corporation in which the Company and/or one or more Subsidiaries of the Company own a majority of all classes of outstanding stock.

    11.  EXECUTION

    To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                                PACCAR Inc

                                                -------------------------------------------
                                                By:        Mark C. Pigott
                                                           CHAIRMAN AND
                                                           CHIEF EXECUTIVE OFFICER

                                    PACCAR INC

              777 - 106TH AVENUE N.E., BELLEVUE, WASHINGTON 98004

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

                FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 1997


The undersigned hereby appoints Mark C. Pigott and John W. Pitts as
Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of PACCAR Inc held of record by the undersigned on March 5, 1997, at the annual meeting of stockholders to be held on April 29, 1997, or any adjournment thereof.


Election of three Class II Directors to serve three-year terms ending in 2000:

Harold J. Haynes, James C. Pigott, Mark C. Pigott


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE DESIGNATED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                 --------------------
                                                     SEE REVERSE
                                                         SIDE
                                                 --------------------

    / / Please mark your
        votes as in this
        example.


        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If properly signed and no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4.




                 FOR    WITHHELD                           FOR   AGAINST   ABSTAIN                          FOR   AGAINST   ABSTAIN
1. Election of   / /      / /      2. Amendment of         / /     / /       / /    3. Amendment of 1991    / /     / /       / /
   Directors                          Certificate of                                   Long Term Incentive
   (see reverse)                      Incorporation to                                 Plan
                                      increase authorized
FOR, except vote withheld from        capitalization and
the following nominee(s):             to decrease par
                                      value
------------------------------

                                                          FOR   AGAINST   ABSTAIN
                                   4. Approval of Senior  / /     / /       / /     5. In their discretion, Proxies are
                                      Executive Incentive                              authorized to vote upon such other
                                      Plan                                             matters as may properly come before
                                                                                       the meeting.

                                               Please sign exactly as name appears in type. When shares are held by joint owners, both should sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

                                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                                   ENCLOSED ENVELOPE.

                                                   -----------------------------------------------------------------------------

                                                   -----------------------------------------------------------------------------
                                                         SIGNATURE(S)                                             DATE